                                                                 EXHIBIT (h)(20)

                     NO TRANSACTION FEE MUTUAL FUND OFFERING

                      RETAIL SHAREHOLDER SERVICES AGREEMENT

          This Agreement is made as of October 1, 1998, between E*TRADE Group, Inc. ("E*TRADE"), a Delaware corporation, Westcore Trust ("Fund"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company, and ALPS Mutual Funds Services, Inc. ("ALPS"), a Colorado corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and which serves as principal underwriter to Fund and Denver Investment Advisors LLC, a Colorado limited liability company ("DIA") which serves as investment adviser to Fund. (Fund, ALPS and DIA are collectively referred to as "Fund Parties").

          WHEREAS, Fund Parties wish to engage E*TRADE to perform certain record-keeping, shareholder communication, and other shareholder administrative services for Fund's shareholders; and

          WHEREAS, E*TRADE agrees to perform such services on the terms and conditions set forth in this Agreement;

          Now, therefore, in consideration of the foregoing and the mutual promises set forth below, E*TRADE and Fund Parties agree as follows:

     1.   SERVICES

          E*TRADE shall perform such services for Fund Parties as are designated in Schedule A to this Agreement ("Services"), as such Schedule A may from time to time be amended, such amendments to be evidenced by the signature thereto by a duly authorized representative of each of the Parties.

     2.   COMPENSATION

          In consideration for the Services rendered by E*TRADE pursuant to this Agreement, DIA shall pay a fee to E*TRADE as shall be calculated pursuant to Schedule B to this Agreement. Fund and ALPS shall not be obligated under any circumstances for the fee.

     3.   TRANSACTION CHARGES

          E*TRADE shall not assess against any of its customers any fee for executing any purchase or sale order where such order involves the securities of Fund. Notwithstanding this provision, E*TRADE shall have the right to assess against customers a fee for executing a purchase or sale order where the customer has held such position for less than ninety (90) days, or where E*TRADE provides the customer with a service that is not contemplated by this Agreement.

     4.   INDEMNIFICATION

          (a) Fund Parties agree to indemnify, defend and hold E*TRADE, its officers, directors, employees, agents, and affiliates free and harmless from and against (i) any and all claims, demands, liabilities and expenses, including reasonable legal expenses, which E*TRADE, its officers, directors, employees, agents, and affiliates may incur arising out of or based upon any untrue statement, or alleged untrue statement, of material fact contained in any registration statement, prospectus or statement of additional information of Fund, any sales material provided by Fund Parties to E*TRADE, or other information provided by Fund, or based upon any omission, or alleged omission, to state a material fact required to be stated to make the statements contained therein not misleading, except to the extent that E*TRADE has itself produced such materials; (ii) any breach by either Fund, ALPS or DIA of any representation, warranty or provision contained herein, or (iii) any willful misconduct or negligence by Fund, ALPS or DIA in the performance of, or failure to perform, its respective obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by E*TRADE's breach of this Agreement or willful misconduct or negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(a) shall survive termination of this Agreement.

          (b) E*TRADE agrees to indemnify, defend and hold harmless Fund Parties, their officers, directors, trustees, members, employees, agents, and affiliates free and harmless from and against any and all claims, demands, liabilities and expenses, including reasonable legal expenses, which Fund Parties, their officers, directors, trustees, members, employees, agents, and affiliates may incur arising out of or based upon
     (i) any untrue statement or omission, or alleged untrue statement or omission, of material fact that E*TRADE or its employees make concerning Fund that is inconsistent with Fund's current prospectus, statement of additional information, periodic reports to shareholders or any other material the Fund Parties have provided in writing to E*TRADE.; (ii) any breach by E*TRADE of any representation, warranty or provision contained herein, or (iii) any willful misconduct or negligence by E*TRADE in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by Fund Parties' breach of this Agreement or willful misconduct or negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(b) shall survive termination of this Agreement.

     5.   ROLE OF E*TRADE

          The parties acknowledge and agree that the Services performed by E*TRADE pursuant to this Agreement are not the services of an underwriter or principal underwriter of Fund within the meaning of the 1940 Act or the Securities Act of 1933, as amended. This Agreement does not grant E*TRADE any right to purchase shares from Fund; neither does it preclude E*TRADE's ability to purchase shares from Fund. E*TRADE shall not be deemed to be an agent of Fund Parties or of Fund for the purposes of selling Fund's shares to any dealer or the public. To the extent that E*TRADE is involved in the purchase of shares of any Fund by E*TRADE's customers, such involvement will be as agent of such customer only.

     6.   INFORMATION TO BE PROVIDED

          Fund parties shall provide to E*TRADE prior to the effectiveness of this Agreement or as soon thereafter as is reasonably practicable:

          (a) Certified resolutions of the board of trustees, as applicable, of Fund authorizing the execution of this Agreement and the performance by the Fund Party pursuant to this Agreement; and

          (b) Two (2) written copies of each current prospectus and statement of additional information relating to any of Fund's shares which may be purchased by customers of E*TRADE. ALPS agrees to submit to E*TRADE one (1) written copy of any amendment or supplement to or any updated version of such prospectus(es) and statement(s) of additional information no later than the effective date of such amendment, supplement or updated version.

     7.   TERMINATION OF AGREEMENT

          This Agreement is terminable, without penalty, at any time upon ninety
(90) days' notice by E*TRADE to Fund, ALPS and DIA or by Fund, ALPS and DIA to E*TRADE. Termination of this Agreement shall terminate E*TRADE's obligations to perform the Services, as of the effective date of the termination, and shall terminate DIA's obligation to pay any compensation hereunder, as of the effective date of the termination. Not withstanding any provision herein to the contrary, Fund Parties' obligations pursuant to this Agreement shall not be terminated with respect to any transactions in Fund's shares commenced prior to the effective date of the termination of this Agreement.

     8.   NOTICES

          All notices and other communications will be duly given if mailed, telegraphed, telexed, or transmitted by similar telecommunications device to the addresses designated on Schedule C hereto.

     9.   NON-EXCLUSIVITY

          Each Party to this Agreement may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the Parties.

     10.  JURISDICTION AND NON-ASSIGNABILITY

          This Agreement will be construed in accordance with the laws of the State of California and is non-assignable by the parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     11.  FUND PORTFOLIOS AND CLASSES

          The portfolios, series and classes of shares of Fund to which this Agreement shall apply are designated in Schedule C hereto. E*TRADE acknowledges and agrees that Fund reserves the right, in its sole discretion and without advance notice, to suspend or withdraw the sale of shares of one or more portfolios, series or classes.

     12.  EXHIBITS AND SCHEDULES

          Schedules A, B, and C, which are attached hereto, are each a part of and is incorporated by reference into this Agreement. This Agreement shall not be deemed to be complete absent such Schedules A, B, or C.

     13.  ENTIRE AGREEMENT; SEVERABILITY

          Each Party recognizes the existence of a Fund/SERV Agreement between FundSERV and Fund and/or ALPS or DIA dated 2/7/98, as supplemented by a Supplemental Agreement Regarding Networking, dated 8/24/98 ("Other Agreements").

          To the extent of any inconsistency or conflict between the provisions of this Agreement and any provision of the Other Agreements, such provision of the Other Agreements shall govern, and the provision of this Agreement shall be null and void. Except as specified in this Section 13, however, this Agreement shall supersede any existing agreements between the parties containing general terms and conditions for retail shareholder services. Each provision and agreement herein shall be treated as separate and independent from any other provision of agreement herein and shall be enforceable notwithstanding the un-enforceability of any such other provision or agreement.

     14.  REPRESENTATIONS OF THE PARTIES

          Each Party represents and warrants to each other Party that (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person signing this Agreement on its behalf is duly authorized to do so, (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and such authorizations are in full force and effect and (iv) the execution, delivery and performance of this Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

     15.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

          In witness whereof, each Party has executed this Agreement by a duly authorized representative of such Party.

/s/Jack D. Henderson
--------------------------------------  ----------------------------------------
WESTCORE TRUST                          ALPS MUTUAL FUNDS SERVICES, INC.
By:                                     By:    /s/Thomas A. Carter
       -------------------------------         ---------------------------------
Name:  Jack D. Henderson                Name:  Thomas A. Carter
       -------------------------------         ---------------------------------
Title: Vice President                   Title: Chief Financial Officer
       -------------------------------         ---------------------------------
Date:  11/19/98                         Date:  10/15/98
       -------------------------------         ---------------------------------

                              DENVER INVESTMENT ADVISORS LLC

                              By:    /s/Kenneth V. Penland
                                     -------------------------------------------
                              Name:  Kenneth V. Penland
                                     -------------------------------------------
                              Title: Chairman
                                     -------------------------------------------
                              Date:  9/14/98
                                     -------------------------------------------

                              By:    /s/Brian Murray
                                     -------------------------------------------

                              E*TRADE GROUP, INC.

                                   SCHEDULE A

                                    SERVICES

     1.   RECORD MAINTENANCE

          E*TRADE shall maintain the following records with respect to a Fund for each customer who holds Fund shares in an E*TRADE brokerage account:

          a.   Number of shares;

          b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

          c. Name and address of the customer, including zip codes and social security numbers or taxpayer identification numbers;

          d.   Records of distributions and dividend payments;

          e.   Any transfers of shares; and

          f.   Overall control records.

     2.   SHAREHOLDER COMMUNICATIONS

          E*TRADE shall:

          a. Provide to an approved shareholder mailing agent for the purpose of providing certain Fund-related materials the names and addresses of all E*TRADE customers who hold shares of such Fund in their E*TRADE brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Fund/SERV Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Fund/SERV Agreement, E*TRADE may distribute the Fund-related materials to its customers.

          b. Deliver current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

          c. Deliver statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

          d. Produce and provide to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in E*TRADE brokerage accounts;

          e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

     3.   TRANSACTIONAL SERVICES

          E*TRADE shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. E*TRADE shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

     4.   TAX INFORMATION RETURNS AND REPORTS

          E*TRADE shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

     5.   FUND COMMUNICATIONS

          E*TRADE shall, on a monthly basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement. Such summaries shall be expressed in both shares and dollar amounts.

OTHER SERVICES

E*TRADE shall:

- Forward to each customer all proxy statements, periodic shareholder reports and other communications received from Fund by E*TRADE on behalf of its customers.

- Disburse dividends and distributions of Fund to customers of E*TRADE, and withhold dividends and distributions, and prepare and transmit to its customers tax information with respect to the dividends and distributions paid or withheld, in accordance with applicable requirements of federal and state law.

- Transfer to Fund's transfer agent, on the date such purchase orders are effective, federal funds in an amount equal to the amount of all purchase orders placed by it on behalf of its customers and accepted by Fund. In the event that Fund fails to receive such federal funds on such date (other than through fault of Fund or its transfer agent), E*TRADE shall indemnify Fund against any expense (including overdraft charges) incurred by Fund as a result of its failure to receive such federal funds.

- Make available to Fund, upon Fund's request, such information relating to its customers who are beneficial owners of shares of Fund and their transactions in shares of Fund, as may be required by applicable laws and regulations or as may be reasonably requested by Fund.

- Transfer record ownership of a customer's shares of Fund to the customer promptly upon the request of the customer. In addition, record ownership will promptly be transferred to the customer in the event that the person or entity ceases to be a customer of E*TRADE.

- Except as set forth in the Agreement, E*TRADE shall be solely responsible for all costs and expenses of providing services under this Agreement.

                                   SCHEDULE B

                               CALCULATION OF FEE

The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares by the appropriate Fee Rate (indicated below). The Fee shall be paid monthly in arrears.

The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in E*TRADE brokerage accounts, subject to the following exclusions. There shall be excluded from the shares: (i) shares as to which a brokerage customer paid E*TRADE a transaction fee upon the purchase of such shares; (ii) shares held in an E*TRADE brokerage account prior to the effective date of this Agreement as to the Fund; and (iii) shares first held in an E*TRADE brokerage account after the termination of this Agreement as to the Fund.

The Fee Rate is determined based on the aggregate value of the Qualifying Shares of all Funds listed on Schedule C, as amended from time to time, as of the prior review date. The review dates are December 31, and June 30. The Fee Rate is effective from the next business day following the review date up to and including the next review date. The Fee Rates are as follows:

Up to and including $750 million             35 basis points

Over $750 million and up to
And including $1.5 billion                   30 basis points

Over $1.5 billion                            25 basis points

Note: The rate scale is not intended to produce a "blended rate." Rather, once a threshold is reached, the rate applicable to the total amount of assets will be used for all assets.

For purposes of this exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to E*TRADE before 5 o'clock p.m., Palo Alto time, on the first business day after the day to which the error relates.

As soon as is possible after the end of the month, E*TRADE shall provide to DIA an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, E*TRADE's records shall govern unless an error can be shown in the number of shares used in such calculation.

Fund Parties shall pay E*TRADE the Fee within thirty (30) days after the Fund Parties receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250.00. Such wire transfers shall be separate from wire transfers of redemption proceeds or other distributions. Amounts less than $250.00 may be paid, at DIA's discretion, by check.

                                   SCHEDULE C

                           FUND PORTFOLIOS AND CLASSES

FUNDS:                                      EFFECTIVE DATE:
Westcore MIDCO Growth Fund*                           10/1/98
                                            ---------------------------
Westcore Blue Chip Fund *                             10/1/98
                                            ---------------------------
Westcore Growth & Income Fund*                        10/1/98
                                            ---------------------------
Westcore Small-Cap Opportunity Fund*                  10/1/98
                                            ---------------------------
Westcore Intermediate-Term Bond Fund*                 10/1/98
                                            ---------------------------
Westcore Long-Term Bond Fund*                         10/1/98
                                            ---------------------------
Westcore Colorado Tax-Exempt Fund*                    10/1/98
                                            ---------------------------
Westcore Mid-Cap Opportunity Fund*                    10/1/98
                                            ---------------------------

Asterisk indicates that Fund is a "No-Load" or "No-Sales Charge" Fund as defined in Section 26 of the NASD's Rules of Fair Practice.


--------------------------------------  ----------------------------------------
WESTCORE TRUST                          ALPS MUTUAL FUNDS SERVICES, INC.
370 17th Street, Suite 3100             370 17th Street, Suite 3100
Denver, CO  80202                       Denver, CO  80202

By:/s/Jack D. Henderson                 By:    /s/Thomas A. Carter
   -----------------------------------         ---------------------------------
Name:  Jack D. Henderson                Name:  Thomas A. Carter
       -------------------------------         ---------------------------------
Title: Vice President                   Title: Chief Financial Officer
       -------------------------------         ---------------------------------
Date:  11/19/98                         Date:  10/15/98
       -------------------------------         ---------------------------------


                              DENVER INVESTMENT ADVISORS LLC
                              By:    /s/Kenneth V. Penland
                                     -------------------------------------------
                              Name:  Kenneth V. Penland
                                     -------------------------------------------
                              Title: CHAIRMAN
                                     -------------------------------------------
                              Date:  9/14/98
                                     -------------------------------------------

                              By:    /s/Brian Murray
                                     -------------------------------------------

                              E*TRADE GROUP, INC.